                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227, 333-49405,
333-78447, 333-86469, 333-30314, 333-515861, and 333-34562 on Form S-3,
Registration Statement No. 333-51682 on Form S-4 and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241,
33-26875, 33-75682, 33-93322, 33-93372, 33-75684, 33-80834, 33-74068, 33-41823,
33-48175, 333-09633, 333-09655, 333-09637, 333-22003, 333-30649, 333-42503,
333-34517-2, 333-42549, 333-45183, 333-47537, 333-69505, 333-75303, 333-78475,
333-51544, and 333-38638 on Form S-8 of our report relating to the consolidated financial statements of Cendant Corporation dated November 24, 2000 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the change in the method of recognizing revenue and membership solicitation costs as described in Note 1 and the presentation of the individual membership segment as a discontinued operation as described in Notes 1 and 4) appearing in this Current Report on Form 8-K/A of Cendant Corporation for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP
New York, New York
January 18, 2001